[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                                                  Exhibit 10.13

      THIS AGREEMENT made in duplicate as of this 14 day of June, 2004.

BETWEEN:

                                    MDS NORDION, a division of MDS (Canada) Inc.
                                    having a place of business at
                                    447 March Road
                                    Ottawa, Ontario, Canada K2K1X8

                                    ("Nordion")

AND:

                                        MOLECULAR INSIGHT PHARMACEUTICALS, INC.
                                        having a place of business at
                                        160 Second Street
                                        Cambridge Massachusetts, 02142 USA

                                        ("Molecular Insight Pharmaceuticals")

WHEREAS:

I. Molecular Insight Pharmaceuticals is the owner or licensee of a certain compound known as BMIPP (as defined), a heart diagnostic imaging agent;

II. Nordion has expertise in the development of pharmaceutical processes and radiolabelling of compounds;

III. Molecular Insight Pharmaceuticals has developed techniques and demonstrated an ability to label Precursor with 1-123 to form BMIPP;

IV. Molecular Insight Pharmaceuticals desires that Nordion undertake at its facility a development program based upon Molecular Insight
      Pharmaceutical's technique which will allow Molecular Insight Pharmaceuticals' Precursor to be labeled with 1-123 to form BMIPP;

V. Molecular Insight Pharmaceuticals desires that Nordion establish a facility at its site in Vancouver, British Columbia, to produce and supply BMIPP for use in support of Molecular Insight Pharmaceuticals' Phase III Clinical Trials and in support of Molecular Insight Pharmaceuticals' drug submission to the FDA.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

For the purposes of this Agreement:

1.1 "Affiliate" shall mean an entity or person which controls, is controlled by or is under common control with either party. For purposes of this
      Section 1.1 control shall mean (a) in the case of corporate entities, the direct or indirect ownership of more than one-half of the stock or participating shares entitled to vote for the election of directors, and
      (b) in the case of a partnership, the power to direct the management and policies of such partnership.

1.2 "BMIPP" shall mean a pharmaceutical product containing 1-123 labeled Precursor in diagnostic dosage form for cardiac imaging.

1.3 "Background Technology" shall mean all Nordion proprietary technology existing prior to the Effective Date, including patents, copyright, know-how, techniques, methods, processes and trade secrets which Nordion owns or which is licensed to Nordion and, in each case, which is in existence in the form of a writing, prototype or can otherwise be demonstrated to be the property of Nordion prior to the Effective Date.

1.4 "Batch" shall mean a production batch of BMIPP manufactured under this Agreement.

1.5   "Clinical Trial Batch Size" shall have the meaning attributed in Section
      4.1.

1.6 "Clinical Trials" shall mean Phase III human trials for clinical development of BMIPP in the United States.

1.7 "Commercial Phase" shall mean the period of supply of BMIPP commencing after NDA regulatory approval has been received in the United States by Molecular Insight Pharmaceuticals, from the FDA.

1.8 "Current Good Manufacturing Practices" or "cGMP(s)" shall mean the good manufacturing practices required by the FDA and as set forth in the FD&C or FDA rules and regulations for the manufacturing, testing and quality control of pharmaceutical materials as applied to compounds, which practices are current on the Effective Date of this Agreement and may be supplemented, amended or modified from time to time.

1.9 "Development Phase" shall mean the period commencing from the Effective Date until completion of the activities described in Schedule A.

1.10  "Effective Date" shall mean the date first above written.

1.11  "FDA" shall mean the United States Food and Drug Administration.

1.12 "FD&C" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

1.13 "Facility" shall mean the facility to be established by Nordion at its manufacturing site in Vancouver, British Columbia as described in Schedule B and pursuant to cGMPs, to be used for the production of BMIPP for diagnostic applications and purposes.

1.14 "IND" shall mean an Investigational New Drug Application as defined by the rules and regulations promulgated under the FD&C and U.S. Public Health Service Act and any supplements, modifications or amendments thereunder.

1.15  "Isotope" or "I-123" shall mean Iodine 123.

1.16 "Master Validation Plan" shall mean the program mutually agreed to by the parties by which documented evidence provides assurance that the Process will consistently produce BMIPP that meets Specifications.

1.17 "NDA" shall mean a new drug application as defined in the rules and regulations promulgated under the FD&C and U.S. Public Health Service Act, as supplemented, modified or amended from time to time.

1.18 "Precursor" shall mean (beta)-methyl-p-iodophenyl-pentadecanoic acid specified in Schedule C and produced pursuant to cGMPs.

1.19 "Process" shall mean the method of formulation, dispensing, and testing of the BMIPP developed under this Agreement and in compliance with cGMPS.

1.20 "Reference Standards" shall mean the cGMP compliant compounds as specified in Schedule D.

1.21 "Specification(s)" shall mean those final specifications for BMIPP as set out in Schedule E, as amended by mutual agreement of the parties from time to time.

                              ARTICLE 2 - PURPOSE

2.1   Scope and Object

      The scope and object of this Agreement is to carry out the development of the Process in accordance with the responsibilities and obligations attributed to each of the parties as set out in this Agreement. In addition, this Agreement shall provide for the establishment of a Facility to be utilized, amongst other purposes, in the production and supply of BMIPP as required in support of Molecular Insight Pharmaceuticals' BMIPP Phase III Clinical Trial and NDA submission to the FDA.

                         ARTICLE 3 - DEVELOPMENT PHASE

3.1   Development Activities

      During the Development Phase, Nordion and Molecular Insight Pharmaceuticals shall carry out their respective obligations described and attributed in Schedule A, it being understood that some activities may be reasonably delayed to the extent that such activity is premised on the work or provision of data, information or technology by the other party. It is understood and acknowledged that due to the developmental nature of the activities to be carried out during the Development Phase, the time for completion and sequence for carrying out the activities as set out in Schedule A shall serve as a guide. Each party shall use their commercially reasonable best efforts in order to carry out, in a timely manner, their respective obligations and responsibilities set out in Schedule A.

      If either party, acting in good faith, materially fails to satisfy any milestone or is unable to meet such milestone in accordance with the timing set out in Schedule A, such party shall provide written notice thereof to the other party and the parties shall determine a reasonable corrective action plan and revised milestone schedule. If the parties are unable to determine a reasonable corrective action plan and revised milestone schedule, the parties may submit such matter to binding arbitration in Vancouver, British Columbia, pursuant to and conducted under the International Commercial Arbitration Act of British Columbia, which arbitration shall be conducted before a single arbitrator possessing appropriate industry experience as selected by the parties. If the parties cannot agree on a single arbitrator, the arbitrator shall be appointed in accordance with the International Commercial Arbitration Act of British Columbia. The decision of the arbitrators shall be final and binding.

      The parties acknowledge and agree that Schedule A may be amended during the course of the Development Phase to accommodate unforeseen events and results. All such changes to Schedule A shall be made by written agreement of the parties. If any change to Schedule A materially impacts the scope of work to be provided by Nordion, Nordion will provide a written estimate of the increase in hours of work at the rates set forth in Section 6.3, which must be approved in advance by Molecular Insight Pharmaceuticals. No work on such scope change shall be carried out by

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

      Nordion prior to Nordion's receipt of Molecular Insight Pharmaceuticals' written approval of such change.

      The parties, upon signing this Agreement, shall each designate a program manager, who shall be responsible for coordinating communication and monitoring performance under this Agreement. The program managers shall meet monthly, in person or by telephone, for the purpose of reviewing the status of the project, assessing progress against the milestones and activities set forth in Schedule A, and determining the percentage of each milestone completed and the payments earned, if any, in connection with each milestone. Minutes of meetings shall be prepared, maintained and provided to each of the parties.

3.2   Development Phase Work

      In consideration of Nordion performing the Development Phase services, Molecular Insight Pharmaceuticals shall pay Nordion in accordance with the rates set out in Schedule F, which schedule includes amounts payable upon achievement of milestones as well as amounts payable for each Batch produced and supplied by Nordion hereunder. All amounts due Nordion shall be paid by Molecular Insight Pharmaceuticals within thirty (30) days of the date appearing on Nordion's invoice. Such invoice shall, unless otherwise agreed, be payable in United States dollars.

3.3   Facility Program

      In consideration of Nordion establishing the Facility, Molecular Insight Pharmaceuticals will pay to Nordion a non-reimbursable facility fee of [**********************] United States dollars (US $[********]) upon execution of this Agreement.

      After the Facility is completed, Nordion shall, in consultation with Molecular Insight Pharmaceuticals, develop and implement a Master Validation Plan for the Facility that will allow the production of BMIPP under cGMPs in the volumes required by Molecular Insight Pharmaceuticals for Phase III clinical supply as described in Section 4.1. The costs of preparation, development and implementation of the Master Validation Plan will be borne by Nordion. Prior to implementation, both parties shall in writing approve the Master Validation Plan. Nordion shall ensure that the Facility is available for the production of BMIPP for supply to Molecular Insight Pharmaceuticals on a priority basis at least three days per week to be mutually agreed between the parties.

3.4   Repairs and Maintenance

      After the Facility is established, Nordion shall maintain such Facility in satisfactory operating condition as required by the Specifications, Process and cGMPs, and all other applicable laws, regulations, rules or orders. The cost of repairs, preventive maintenance and service contracts for the Facility shall be borne by Nordion.

3.5   Commercial Phase Negotiations

      Within thirty (30) days after completion of Milestone 2 under the Development Phase, the parties shall for a period of at least sixty (60) days enter into good faith negotiations for the supply of BMIPP to Molecular Insight Pharmaceuticals, during the Commercial Phase.

              ARTICLE 4 - BATCH SIZE IN SUPPORT OF NDA SUBMISSION

4.1   Clinical Supply Batch Size

      The Batch size for Clinical Trial supply shall be thirty (30) doses of BMIPP. The maximum number of vials available for shipment from any Batch will be twenty (20) doses with the remainder being retained by Nordion for archival and quality assurance testing. BMIPP will be shipped in an appropriate lead shield, which will be provided at Nordion's expense. All necessary labels for shipment will be provided by Molecular Insight Pharmaceuticals and shall meet all applicable regulatory requirements.


                       ARTICLE 5 - GENERAL MANUFACTURE AND
                         SUPPLY OBLIGATIONS OF NORDION

5.1   BMIPP Supply

      Nordion agrees to (i) use the Process to produce Batches of BMIPP that meet the Specifications and are manufactured in conformance with cGMPs and
      (ii) ship BMIPP to customers as directed by Molecular Insight Pharmaceuticals. Nordion reserves the right to withhold from shipment any Batch which does not conform to Specifications. The price of any Batch required by Molecular Insight Pharmaceuticals during the term of this Agreement shall be as set out in Schedule F. The parties agree that Molecular Insight Pharmaceuticals will provide BMIPP at its expense and Nordion will supply isotopes and other supplies at its expense.

5.2   Compliance with Law; Handling of BMIPP

      While Precursor, Isotope and BMIPP are in its possession or under its control, Nordion shall be responsible for compliance with applicable statutory and regulatory requirements in the United States and Canada regarding the development, manufacture, handling, storage, labeling, packaging, transportation and shipment of the Precursor, Isotope and BMIPP.

5.3   Testing and Documentation

      Nordion shall maintain accurate and complete production records with respect to the Process, Batches and shipments and Molecular Insight Pharmaceuticals shall have access to such records in order to determine that each Batch was produced and tested in compliance with the Specifications and cGMP requirements.

      The tests and analyses provided in the Specifications as well as the nature and form of records may be amended by Nordion from time to time, subject to the consent of Molecular Insight Pharmaceuticals, which shall not be unreasonably withheld after Nordion shall have delivered to Molecular Insight Pharmaceuticals, in writing, an explanation of such changes and why they are necessary or advisable.

                               ARTICLE 6 - GENERAL
                  MOLECULAR INSIGHT PHARMACEUTICALS OBLIGATIONS

6.1   Precursor and Reference Standards

      Molecular Insight Pharmaceuticals or, at Molecular Insight Pharmaceuticals' discretion its designee, shall provide Precursor and Reference Standards to Nordion at no charge, which meets the specifications in Schedules C and D in sufficient quantities to permit Nordion to meet its obligations hereunder. Nordion shall only use Precursor and Reference Standards for the manufacture of BMIPP pursuant to this Agreement. Nordion shall store Precursor and Reference Standards in accordance with its applicable specifications set out in Schedule C and D respectively. Molecular Insight Pharmaceuticals shall at all times retain title in and to such materials in Nordion's possession.

6.2   Unavailability or Scarcity of Precursor or Reference Standards

      Molecular Insight Pharmaceuticals will notify Nordion upon Molecular Insight Pharmaceuticals becoming aware of a shortage of supply of Precursor or Reference Standards, if such shortage will impact the manufacture of the BMIPP. Except as set out below, Molecular Insight Pharmaceuticals shall not be liable for any delays or shortages in the supply of Precursor or Reference Standards, provided however, that any such shortages or delays in Precursor or Reference Standards supply will excuse Nordion's performance of activities related to such Batch of BMIPP only to the extent that Nordion's non-performance was caused by the

      Precursor or Reference Standards supply delay or shortage and only for a period of time equal to the delay.

6.3   Additional Compensation to Nordion

      In addition to the amounts set forth in Schedule F, Molecular Insight Pharmaceuticals will compensate Nordion based on the rate of one hundred and twenty-five United States dollars (US$125.00) per person per hour for the time spent by Nordion on the following activities only and upon Molecular Insight Pharmaceuticals prior written request:

      (i) preparing and hosting Facility audits requested by Molecular Insight Pharmaceuticals including FDA preaudit inspections;

      (ii) preparing responses to FDA inquiries and preparation by Nordion of information requested by Molecular Insight Pharmaceuticals in support of Molecular Insight Pharmaceuticals' BMIPP NDA submission; and

      (iii) attending meetings with the FDA.

      Molecular Insight Pharmaceuticals shall reimburse Nordion for all costs incurred for travel and accommodation in carrying out the foregoing activities. Nordion shall provide an estimate of all such activities to Molecular Insight Pharmaceuticals prior to incurring the expenditure.


                          ARTICLE 7 - BMIPP SHIPMENTS

7.1   Orders and Shipments

      During the term of this Agreement, Molecular Insight Pharmaceuticals will forward orders to Nordion at its Kanata, Ontario facility by facsimile. Each order will set forth the quantity to be produced and shipped, the identity of the recipient, delivery destination protocol number, IND number, applicable USNRC materials license number and IRS number. Delivery of BMIPP to Molecular Insight Pharmaceuticals or as otherwise directed by Molecular Insight Pharmaceuticals shall be FOB transport vehicle at Nordion's facility in Vancouver, British Columbia. Risk of loss of BMIPP shall pass to Molecular Insight Pharmaceuticals at point of delivery.

      During the term of this Agreement Nordion shall use commercially reasonable best efforts to meet Molecular Insight Pharmaceuticals' orders and delivery requirements. Prior to the first shipment of BMIPP to any third party site, Molecular Insight Pharmaceuticals shall obtain from such third party and provide to Nordion such third party's license evidencing proper legal authority for the receipt and possession of the BMIPP by such third party. Molecular Insight Pharmaceuticals shall obtain all approvals, licenses and permits required to import BMIPP into the United States.

      Nordion shall make shipping arrangements with AirNet Express or such other carrier designated by Nordion and reasonably approved by Molecular Insight Pharmaceuticals. All shipping costs incurred to deliver BMIPP shall be borne by Molecular Insight Pharmaceuticals.

      Molecular Insight Pharmaceuticals shall be entitled to cancel any Batch ordered from Nordion by providing to Nordion at least two (2) business days written notice of cancellation prior to the later of commencement of production or the scheduled production date. The failure to give notice hereunder shall result in Molecular Insight Pharmaceuticals being required to pay the full purchase price of such Batch to Nordion. All orders for BMIPP shall be forwarded by Molecular Insight Pharmaceuticals and received by Nordion by the Friday Noon (Eastern time) prior to the week in which BMIPP is to be manufactured.

7.2   Warranty/Recall

      Nordion warrants the BMIPP will meet the Specifications and be manufactured in accordance with cGMP's and be free from defects in material and workmanship for the period from the date of manufacture to the expiry date set out on each vial of BMIPP.

      If either party discovers that a Batch of BMIPP does not meet the Specifications, then the discovering party shall promptly communicate with the other party. If Molecular Insight Pharmaceuticals determines that the failure to meet Specifications results from an act, failure to act or other fault of Nordion, or agent of Nordion, Nordion will promptly:

      (i) repair or replace such batch of BMIPP; and

      (ii) pay for shipping costs of replacement of BMIPP.

      In the event that Nordion disputes Molecular Insight Pharmaceuticals' determination that the fault id due to Nordion and/or its agent, the parties will select a mutually acceptable outside consulting firm which will be instructed to review the applicable information and data and confirm or dissent from Molecular Insight Pharmaceuticals' determination. If the consulting firm confirms Molecular Insight Pharmaceuticals' determination, Nordion will have the obligations set out in this Section and Nordion will pay the fees of such consulting firm. If the consulting firm dissents from Molecular Insight Pharmaceuticals' determination or determines that the failure to meet Specifications was due to products, information or services supplied by Molecular Insight Pharmaceuticals, Nordion will not have the obligations set out in this Section with respect to the disputed Batch and Molecular Insight Pharmaceuticals will pay the fees for such consulting firm.

                               ARTICLE 8 - LICENSE

8.1   Royalty-Free License

      Molecular Insight Pharmaceuticals hereby provides to Nordion a nonexclusive, nontransferable, royalty-free license during the term of this Agreement to use the patents, data, information and technology provided by Molecular Insight Pharmaceuticals relating to BMIPP and the radiolabelling of 1-123 with Precursor for the sole purpose of assisting Nordion in carrying out its obligations set out in this Agreement. Molecular Insight Pharmaceuticals represents and warrants that the technology provided by Molecular Insight Pharmaceuticals relating to BMIPP allows for BMIPP to be terminally sterilized while still meeting the specifications set out in Schedule E.

                  ARTICLE 9 - MOLECULAR INSIGHT PHARMACEUTICALS
                         REPRESENTATIONS AND WARRANTIES

9.1   Molecular Insight Pharmaceuticals' Representations and Warranties

      Molecular Insight Pharmaceuticals represents, warrants and covenants that:

      (i)   it has full right, power and authority to enter into this Agreement;

      (ii) it is the owner or has the right of use of the patents, data, information and technology supplied to Nordion by Molecular Insight Pharmaceuticals to assist Nordion in manufacturing BMIPP and in carrying out its obligations hereunder;

      (iii) to Molecular Insight Pharmaceuticals' knowledge, there is no action or proceeding pending or threatened against Molecular Insight Pharmaceuticals before any court, administrative agency or other tribunal which might have an adverse material effect on its ability to perform its obligations hereunder;

      (iv) it has the right to grant the license in section 8.1 and right to permit Nordion to use the patents, technology and know how provided to the extent required to assist Nordion in carrying out its obligations under this Agreement;

      (v) it has not received any notice of adverse claim or infringement of any patent, copyright, or misappropriation of trade secrets in connection with the use and exploitation of the Precursor, Reference Standard or BMIPP;

      (vi) to Molecular Insight Pharmaceuticals' best information and belief, use or sale of Precursor, Reference Standards and BMIPP and the data, information, technology and know how used in the Process and manufacture of BMIPP contributed by Molecular Insight Pharmaceuticals do not infringe any valid third party patent, pending published patent application or other intellectual property right.

              ARTICLE 10 - NORDION'S REPRESENTATIONS AND WARRANTIES

10.1  Representations and Warranties

      Nordion represents, warrants and covenants that:

      (i)   it has full right and authority to enter into this Agreement;

      (ii) it is the owner or has the right to use the data, information and technology contributed by it with respect to the Background Technology and other proprietary technology contributed by Nordion during the Agreement;

      (iii) the Background Technology contributed by Nordion does not, to Nordion's best information and belief, infringe any patents, copyright or other industrial or intellectual property rights of third parties;

      (iv) it has not received any notice of adverse claim of infringement of any patent or misappropriation of trade secrets in connection with the use and exploitation of the data, information and technology used with respect to Background Technology contributed by Nordion; and

      (v) to Nordiont's knowledge, there is no action or proceeding pending or threatened against Nordion before any court, administrative agency or other tribunal which might have a adverse material effect on Nordion's ability to perform its obligations hereunder.

                             ARTICLE 11 - INDEMNITY

11.1  Indemnification by Molecular Insight Pharmaceuticals

      Molecular Insight Pharmaceuticals agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims Against Nordion") arising out of (a) Molecular Insight Pharmaceuticals' or a third party's use, handling or shipment of Reference Standards, Precursor or BMIPP, (b) Molecular Insight Pharmaceuticals' breach of any of its obligations, warranties or representations hereunder, or (c) Molecular Insight Pharmaceuticals' negligent acts or omissions or willful misconduct. Notwithstanding the foregoing, Molecular Insight Pharmaceuticals will not be required to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against Nordion to the extent that such claims arise out of (i) Nordion's breach of any of its obligations, warranties or representations hereunder;
      (ii) Nordion's negligent acts or omissions or willful misconduct; (iii) any failure of Nordion to manufacture, handle, store, label, package, transport or ship BMIPP in accordance with this Agreement, cGMPs or any other applicable laws, rules, regulations or other requirements of any applicable governmental entity; or (iv) any failure of Nordion to manufacture BMIPP consistent with the Specifications and requirements set forth herein or with the applicable sections of Molecular Insight Pharmaceuticals' IND in the United States. Notwithstanding anything in this Section 11.1, "General Claims Against Nordion" shall not include "IP Claims Against Nordion" as described in Section 11.3.

11.2  Indemnification by Nordion

      Nordion agrees to indemnify, defend and hold Molecular Insight Pharmaceuticals and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims Against Molecular Insight Pharmaceuticals") arising out of (a) Nordion's manufacture, handling, storage, labeling, packaging or delivery of the BMIPP; (b) Nordion's breach of any of its obligations, warranties or representations hereunder; (c) Nordion's negligent acts or omissions or willful misconduct; (d) any failure of the BMIPP to meet the Specifications; or (e) any failure of Nordion to manufacture, handle, store, label, package, transport or ship BMIPP in accordance with this Agreement or cGMPs or any other applicable laws, regulations or other requirements of any applicable governmental entity. Notwithstanding the foregoing, Nordion will not be required to indemnify, defend and hold Molecular Insight Pharmaceuticals and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against Molecular Insight Pharmaceuticals to the extent that such claims arise out of (i) Molecular Insight Pharmaceuticals' breach of any of its obligations, warranties or representations hereunder;
      (ii) Molecular Insight Pharmaceuticals' negligent acts or omissions or willful misconduct; (iii) any defect or failure of Reference Standards or Precursor to meet applicable specifications or (iv) Molecular Insight Pharmaceuticals' or third party's use of BMIPP. Notwithstanding anything in this Section 11.2, "General Claims Against Molecular Insight Pharmaceuticals" shall not include "IP Claims Against Molecular Insight Pharmaceuticals" as described in Section 11.4.

11.3  Intellectual Property Claims Against Nordion

      Molecular Insight Pharmaceuticals agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Process, method of manufacture, use or sale of the Reference Standards, Precursors or BMIPP infringes a United States or Canadian patent or any other intellectual property or proprietary right of a third party ("IP Claims Against Nordion"). Notwithstanding the foregoing, to the extent the Process or method of manufacture is developed or contributed by Nordion, Molecular Insight Pharmaceuticals will not be required to indemnify, defend or hold harmless Nordion or its Affiliates, and their respective directors, officers, employees and agents from and against IP Claims Against Nordion.

11.4  Intellectual Property Claims Against Molecular Insight Pharmaceuticals

      Nordion agrees to indemnify, defend and hold harmless Molecular Insight Pharmaceuticals and its Affiliates, and their respective directors, officers, employees and agents from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Background Technology, the method of manufacture of BMIPP or the Process, to the extent developed or contributed by Nordion, infringes a United States or Canadian patent or any other intellectual property or proprietary right of a third party ("IP Claims Against Molecular Insight Pharmaceuticals").

11.5  Infringement

      In the event that any portion of the Background Technology or technology developed or contributed by Nordion under this Agreement becomes the subject of a claim for a patent, copyright or other industrial or intellectual property rights infringement action by a third party, Nordion may,

      (i) if such technology was contributed by Nordion, procure the right to continue using the radiolabelling technology within a reasonable time not to exceed sixty (60) days; or

      (ii) modify the Process (to the extent developed or contributed by Nordion) to become non-infringing; or

      (iii) if neither (i) nor (ii) are possible, upon written notice to Molecular Insight Pharmaceuticals immediately cease its activities and/or terminate this Agreement.

      The cost and expense of any opinion of counsel sought by Nordion under this section shall be borne by Nordion. Nordion reserves the right to control and direct the defense and/or settlement of such claim with legal counsel of its choosing; provided, however, that it may not settle such claims without the prior written consent of Molecular Insight Pharmaceuticals, which shall not be unreasonably withheld or delayed; provided, further that no such consent from Molecular Insight Pharmaceuticals shall be required if such settlement includes a full release of Molecular Insight Pharmaceuticals.

      In the event that any portion of the Process that was developed or contributed by Molecular Insight Pharmaceuticals becomes the subject of a claim for a patent, copyright or other industrial or intellectual property rights infringement action by a third party, Molecular Insight Pharmaceuticals may, (i) within a reasonable time not to exceed sixty (60) days procure the right to continue using the Process or technology, (ii) modify the Process, to the extent contributed by Molecular Insight Pharmaceuticals, to become non-infringing or (iii) if neither (i) nor (ii) are reasonably possible, Molecular Insight Pharmaceuticals may terminate this Agreement upon written notification to Nordion. Molecular Insight Pharmaceuticals reserves the right to control an direct the defense and/or settlement of such claims with legal counsel of its choosing; provided, however, that it may not settle such claims without the prior written consent of Nordion, which shall not be unreasonably withheld or delayed; provided, further that no such consent from Nordion shall be required if such settlement includes a full release of Nordion.

11.6  Indemnification Procedures

      A party (the "indemnitee") which intends to claim indemnification under this Article 11 shall promptly notify the other party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is materially prejudiced by such failure. The Indemnitor shall be entitled to control the defense of and/or settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, any settlement of such claims shall require the Indemnitee's prior written consent unless such settlement includes a full release of the Indemnitee, in which case no consent shall be required. The Indemnitee and its directors, officers, employees and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defence of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

                       ARTICLE 12 - PATENTS AND TECHNOLOGY

12.1  Ownership of Work Performed

      The portion of the Process as developed or contributed by Molecular Insight Pharmaceuticals shall be the sole and exclusive property of Molecular Insight Pharmaceuticals. Except to the extent the Process is developed or contributed by Molecular Insight Pharmaceuticals, Molecular Insight Pharmaceuticals agrees and acknowledges that any and all ideas, technology, method, data, information, inventions, improvements, derivative works and works of authorship conceived, written, created or first reduced to practice in the performance of the development of the Process, Background Technology and improvements to the Background Technology during the term of this Agreement, shall be the sole and exclusive property of Nordion.

                         ARTICLE 13 - REGULATORY MATTERS

13.1  Regulatory Status

      Upon Nordion's reasonable request, Molecular Insight Pharmaceuticals shall provide updates to Nordion on (i) the progress of Clinical Trials related to BMIPP, and (ii) submissions to the FDA and other jurisdictions and regulatory agencies for marketing authorization with respect to BMIPP.

13.2  Molecular Insight Pharmaceuticals Responsibilities

      It shall be the responsibility of Molecular Insight Pharmaceuticals or its designee to file, obtain and maintain an IND, registrations, listings, authorizations and approvals as the FDA or any other applicable governmental entity may require to enable use of BMIPP in Clinical Trials in the United States. Nordion shall provide directly to Molecular Insight Pharmaceuticals, or at Nordion's discretion for the purpose of protection of its proprietary technology with respect to the manufacture of the Isotope, directly to the regulatory authority all required information in its possession necessary to assist Molecular Insight Pharmaceuticals in filing, obtaining and maintaining all licenses, registrations, listings, authorizations and approvals of any governmental entities necessary for the use of BMIPP in support of Molecular Insight Pharmaceuticals' BMIPP NDA submission.

13.3  Nordion Responsibilities

      Nordion shall be responsible for obtaining and maintaining all necessary Facility licenses, registrations, authorizations and approvals which are necessary to develop, manufacture, handle, store, label, package, transport and ship BMIPP under cGMP conditions and other regulatory requirements including, but not limited to, the use and handling of radioactive materials.

      At Nordion's expense, Nordion shall update its existing 1-123 bulk chemical or facility description Drug Master File ("DMF") with the FDA as may be required for Molecular Insight Pharmaceuticals' NDA for BMIPP in accordance with Schedule A. Nordion hereby grants Molecular Insight Pharmaceuticals a right of reference to such DMF, and upon request shall provide a letter of access to the DMF allowing regulatory review of the DMF by the FDA in conjunction with Molecular Insight Pharmaceuticals' BMIPP submissions. At Nordion's expense, Nordion shall apply for and seek a DMF for BMIPP in accordance with Schedule A.

13.4  Government Inspections, Compliance Review and Inquiries

      Upon request of any governmental entity or any third party entity authorized by a governmental entity, such entity shall, for the purpose of regulatory review, have access to observe and inspect the (i) Facility,
      (ii) procedures used for the storage of Reference Standards and Precursor, and (iii) manufacturing, testing, storage and shipping of BMIPP, including Process development operations, and auditing the Facility for compliance with cGMP and/or other applicable regulatory standards. Nordion shall give Molecular Insight Pharmaceuticals prompt written notice of any upcoming inspections or audits by a governmental entity of the Facility or any of the foregoing and shall allow Molecular Insight Pharmaceuticals to participate in such audits by being present at any FDA close out meeting and shall provide Molecular Insight Pharmaceuticals with a written summary of such inspection or audit following completion thereof. Nordion agrees to use commercially reasonable efforts to promptly rectify or resolve any deficiencies noted by a government entity in a report or correspondence issued to Nordion.

13.5  Access to the Facility

      Molecular Insight Pharmaceuticals shall have reasonable access to the Facility at least once per calendar quarter during the Development Phase for the purpose of observing Process development relating to BMIPP. Molecular Insight Pharmaceuticals shall provide to Nordion at least five
      (5) business days prior written notice of requested access to the Facility for the purpose of this Section. All such information disclosed to Molecular Insight Pharmaceuticals or its employees or agents, shall be deemed to be Nordion's Confidential Information as such term is defined in
      Section 14.1 of this Agreement.

13.6  Recalls

      Molecular Insight Pharmaceuticals shall notify Nordion promptly if BMIPP is the subject of a recall or correction (a "Recall"), and Molecular Insight Pharmaceuticals and/or its designee shall have sole responsibility for the handling and disposition of such Recall. Molecular Insight Pharmaceuticals and/or its designee shall bear the costs of any Recall of BMIPP unless and to the extent such Recall shall have been the result of Nordion's or its employees acts of omissions or any product defects for which Nordion is responsible in which case Nordion shall to such extent be responsible for all of Molecular Insight Pharmaceuticals' out-of-pocket costs incurred for:

      (i)   notification of recall to Nordion and third parties;

      (ii)  return shipment of any defective BMIPP to Nordion; and

      (iii) replacement of BMIPP.

      In the event that Nordion disputes Molecular Insight Pharmaceuticals' determination that the fault is due to Nordion and/or to its agent, the parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from Molecular Insight Pharmaceuticals' determination. If the consulting firm confirms Molecular Insight Pharmaceuticals' determination, Nordion will pay the fees of such consulting firm. If the consulting firm dissents from Molecular Insight Pharmaceuticals' determination Nordion will not have the obligations set forth herein with respect to the Recall and Molecular Insight Pharmaceuticals will pay the fees of such consulting firm. Molecular Insight Pharmaceuticals and/or its designee shall maintain records of all sales, shipping records of BMIPP and customers in sufficient detail to adequately administer a Recall for the period of time as required by applicable regulation.

13.7  New Regulatory Requirements

      Each party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the manufacture of BMIPP under this Agreement and which are required by the FDA and other applicable governmental entities and the parties shall confer with each other with respect to the best means to implement and comply with such requirements.

13.8  Records

      Nordion shall maintain all records necessary to evidence compliance with
      (i) all applicable laws, regulations and other requirements of applicable governmental entities in the United States and Canada relating to the supply and manufacture of BMIPP; (ii) the Specifications; and (iii) obligations under this Agreement. All such records shall be maintained by

      Nordion for at least two (2) years after termination or expiration of this Agreement. Nordion shall provide to Molecular Insight Pharmaceuticals reasonable access to such records upon request. Prior to destruction of any record after such time, Nordion shall give written notice to Molecular Insight Pharmaceuticals. Molecular Insight Pharmaceuticals shall have the right to request that Nordion maintain such records in an off site storage facility for such longer periods as Molecular Insight Pharmaceuticals requests, provided that Molecular Insight Pharmaceuticals pays all costs associated with such off site storage.

                          ARTICLE 14 - CONFIDENTIALITY

14.1  Confidentiality and Exceptions

      During the term of this Agreement and for a period of ten (10) years thereafter, each party hereto shall maintain in confidence the content of the transactions contemplated herein, all technology including Background Technology and improvements thereto, Nordion proprietary technology, Molecular Insight Pharmaceuticals proprietary technology, trade secrets, know-how, data, processes, methods, techniques, formulas and test data (collectively "Confidential Information") and other information disclosed to such party by the other party which is identified as "Confidential information" by the disclosing party. This obligation of confidentiality shall not apply to the extent that it can be established by the party in receipt of such information, that the information:

      (i)   was already known to the receiving party at the time of disclosure;

      (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

      (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party through no act or omission of the receiving party;

      (iv) was disclosed to the receiving party by a third party who was not known or ought to be known to the receiving party to have obligations restricting disclosure of such information; or

      (v) was independently developed by the receiving party without any use of Confidential Information of the disclosing party.

      Each party agrees that it will take the same steps to protect the confidentiality of the other party's Confidential Information as it takes to protect its own proprietary and confidential information, which shall in no event be less than commercially reasonable steps. Each party, and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, as necessary to perform its obligations hereunder, or with the other party's written consent, the other party's Confidential Information.

      It is agreed that disclosure of data, information or technology by Molecular Insight Pharmaceuticals or Nordion to the other under this Agreement shall not constitute any grant, option or license under any patent, technology or other rights, held by Molecular Insight Pharmaceuticals or Nordion. Any use of the data, information and technology provided by Molecular Insight Pharmaceuticals to Nordion which relates to Precursor, Reference Standards or radiolabelling of Precursor shall be for the limited purpose of assisting Nordion in carrying out its obligations under this Agreement. All data, information, or technology supplied by one party to the other to assist in carrying out the obligations hereunder shall remain the property of such party and shall be returned to the other party upon termination of this Agreement.

                     ARTICLE 15 - DISCLOSURE OF INFORMATION

15.1  Authorized Disclosure

      Notwithstanding section 14.1 each party may disclose Confidential Information to the extent such disclosure is reasonably necessary for prosecuting or defending litigation and/or complying with applicable government laws or regulations, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will give reasonable notice to the other party of such disclosure requirement.

                        ARTICLE 16 - TERM AND TERMINATION

16.1  Initial Term

      The term of this agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to this agreement, or extended upon mutual agreement of the parties, shall expire on December 31, 2005.

16.2  Termination Without Cause

      Molecular Insight Pharmaceuticals may terminate this Agreement without cause or penalty upon thirty- (30) day's prior written notice to Nordion. Upon such termination, Nordion shall be entitled to retain all amounts paid by Molecular Insight Pharmaceuticals and Molecular Insight Pharmaceuticals shall pay to Nordion any amounts due and/or earned but not yet paid.

16.3  Termination for Breach

      This Agreement may be terminated by either party in the event of the material breach by the other party of the terms and conditions hereof; provided, however, the other party shall first give to the breaching party written notice of the proposed termination of this Agreement (a "Breach Notice"), specifying the grounds therefor. Upon receipt of such Breach Notice, the breaching party shall have such time as necessary, but in any event not more than thirty (30) days to cure such breach. Notwithstanding the foregoing, if the breaching party does not cure such breach within such cure period, the other party may terminate the Agreement without prejudice to any other rights or remedies which may be available to the non-breaching party.

16.4  Bankruptcy

      This Agreement may be terminated by a party in the event the other party files a petition in bankruptcy, is adjudicated a bankrupt, makes an assignment for the benefit of its creditors, or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it which is not dismissed within ninety (90) days or proceedings are taken to liquidate the assets of such party.

                             ARTICLE 17 - SURVIVAL

17.1  Consequences or Termination or Expiration

      Upon expiration or termination of this Agreement, the obligations of the parties under Articles 9, 10, 11, 12, 14, 15, 19 and 24 shall survive such expiration or termination in accordance with its terms.

                               ARTICLE 18-NOTICES

18.1  Any notice to be sent to a party hereunder shall be forwarded to:

      Nordion at:     MDS Nordion
                      447 March Road
                      Ottawa, ON
                      K2K 1X8
      Attention:      Senior Vice President, Nuclear Medicine
                      Fax:

      Molecular Insight Pharmaceuticals at:

                      Molecular Insight Pharmaceuticals, Inc.
                      160 Second Street
                      Cambridge, MA
      Attention:      Chief Operating Officer
                      Fax: 617-492-5664

      Any notice required or authorized to be given by a party to the other in accordance with the provisions of this Agreement shall, unless otherwise specifically stipulated, be in writing and delivered personally, by a nationally recognized overnight courier, or if by electronic facsimile confirmed by certified or registered mail. Notice shall be deemed delivered upon receipt.

                         ARTICLE 19 - LIMITED LIABILITY

19.1  Disclaimer

      In no event shall either party be liable to the other party for indirect, punitive, contingent, incidental, special or consequential damages.

19.2  Limitation of Product Warranty

      MOLECULAR INSIGHT PHARMACEUTICALS ACKNOWLEDGES THAT NORDION IS MANUFACTURING AND SUPPLYING BMIPP TO MEET SPECIFICATIONS. EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, NORDION HEREBY DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                   ARTICLE 20 - ASSIGNMENT AND SUBCONTRACTING

20.1  No Assignment

      This Agreement shall enure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties. Neither Nordion nor Molecular Insight Pharmaceuticals shall assign this Agreement or any portion of this Agreement without the written approval of the other party, which approval shall not be unreasonably withheld; provided, however, that Molecular Insight Pharmaceuticals may assign this Agreement without Nordion's consent in connection with the sale of all or substantially all of its stock or assets to a third party or in connection with a merger, consolidation or similar transaction.

                             ARTICLE 21 - COMPLIANCE

21.1  Compliance with Laws

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

      This Agreement and Nordion's and Molecular Insight Pharmaceuticals' obligations hereunder shall be carried out in compliance with all applicable laws, by-laws, rules, regulations and orders of all applicable Federal, State, Provincial and Municipal governments.

                             ARTICLE 22 - NON-WAIVER

22.1  Non-Waiver of Rights

      Failure by either party to enforce at any time any of the provisions of this Agreement shall not be constructed as a waiver of its rights hereunder. Any waiver of a breach of any provision hereof shall not be effective unless in writing and shall not affect either party's rights in the event of any additional breach.

22.2  Force Majeure

      Neither party shall be liable to the other for failure to perform or delay in performing its obligations under this Agreement by virtue of the occurrence of an event of Force Majeure. In the event of Force Majeure, the party affected shall promptly notify the other and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations. In the event such Force Majeure affecting either party continues for more than thirty (30) days the party not subject of the Force Majeure may terminate this Agreement. "Force Majeure" shall mean an occurrence which prevents, delays or interferes with the performance by a party of any of its obligations hereunder if such event occurs by reason of any act of God, flood, power failure, fire, explosion, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any law, order or proclamation of any government, failure of suppliers or usually supplier to provide materials, equipment or machinery, interruption of or delay in transportation, strike or labor disruption.

                             ARTICLE 23 - INSURANCE

23.1  Product Liability Insurance

      During the term of this Agreement and for a period of one (1) year thereafter Molecular Insight Pharmaceuticals at its own expense shall provide and maintain a products liability insurance policy issued by a reputable insurance company with respect to BMIPP. Such policy shall add Nordion as an additional insured and shall have a limit of liability of not less than [*************] United States dollars ($[*********]US) per occurrence and in the aggregate. Molecular Insight Pharmaceuticals shall be solely responsible for any deductible or retention associated with this policy and such deductible or retention amounts shall not affect Nordion's interests. The policy shall contain a cross liability clause and shall provide for severability of interest such that breach of a policy condition committed by any one insured shall not adversely affect the rights of the other insured. Nordion shall be provided thirty (30) days' prior written notice of any material change to the policy and such change shall be subject to Nordion's prior written consent, which consent shall not be unreasonably withheld. Nothing contained in this Section shall be deemed to limit in any way the indemnification provisions contained in this Agreement.

                            ARTICLE 24 - PUBLICATION

24.1  Publicity

      The parties agree that, except as may otherwise be required by applicable laws, regulations, rules or orders or in connection with obtaining regulatory approvals for BMIPP, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. In the event either party decides to issue a press release announcing the execution of this Agreement, it shall not do so without the prior written approval of the other party.

      A copy of any proposed press release shall be provided to the other party for approval at least three (3) business days prior to any proposed release.

      In the event that this Agreement or any portion of its contents is required to be disclosed by Molecular Insight Pharmaceuticals or Nordion pursuant to Security Exchange Commission rules or regulations or other federal or state authorities, Molecular Insight Pharmaceuticals or Nordion, as the case may be, shall provide reasonable notice to the other prior to any such disclosure in order that, to the extent possible while enabling the party to comply with the applicable laws, rules and regulations, the content so disclosed does not include information which may reasonably be considered by the other as confidential, proprietary and/or commercially sensitive information.

                         ARTICLE 25 - DISPUTE RESOLUTION

25.1  Dispute Resolution

      Except as otherwise set out, in the event that at any time during the term of this Agreement, a disagreement, dispute, controversy or claim should arise relating to the (i) interpretation of or performance under this

      Agreement or the attribution of liability or breach thereof; or (ii) scientific or technical issues in connection with Nordion or Molecular Insight Pharmaceuticals' performance under this Agreement, the parties will attempt, in good faith, to resolve their differences for a period of thirty (30) days following written notice from one party to the other specifying such dispute(s). In the event the parties are unable to work out a resolution of the issue during such 30-day period, either party shall be free to take any action and seek any remedy it may have at law or in equity including specific performance and injunctive relief.

                       ARTICLE 26 - INDEPENDENT CONTRACTOR

26.1  No Joint Venture

      The parties agree that with respect to the transactions contemplated herein that they shall both be acting as independent contractors and nothing herein shall constitute the parties as entering into a joint venture or partnership, nor shall anything herein constitute either party as an agent of the other for any purpose whatsoever.

                            ARTICLE 27 - SEVERABILITY

27.1  Invalid Provisions

      If any provision or term of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in a mutually acceptable manner, in order that the transaction contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                             ARTICLE 28 - AGREEMENT

28.1  Entire Agreement

      This Agreement, including the Schedules hereto which are incorporated herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, or discussions. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

                                ARTICLE 29 - LAW

30.1  Applicable Law

      This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, Canada, without reference to its principles on conflict of laws. The application of the United Nations Convention for the International Sale of Goods is expressly excluded.

      IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

MDS Nordion,                             Molecular Insight Pharmaceuticals, Inc.
a division of MDS (Canada) Inc.

By: /s/ Gerry Vantellingen              By: /s/ John W. Babich
    ---------------------------            ------------------------

#63441 v1 - Agreement/Molecular Insight/Final

                                   SCHEDULE A

                                  Scope of Work

                                                                                               Commence
                                         ACTIVITY                                Duration   -------------
                                         --------                                --------    Y weeks from
                                                                                  X weeks   Effective Date
                                                                                 --------   --------------
1. Activity 1 - Technology Transfer

   a) Review Customer Supplied Documentation                                         2             1
   b) Write, review and approve Preliminary Safety Analysis Report(PSAR)             3             2
   c) Experimental Design for Scale-Up                                               2             2
   d) Scale-Up to 1 Ci (up to 10 runs maximum)
      i)   Show reproducibility of procedure                                         5             5
      ii)  Increase yield to 80% after quenching and isolation
           (commercially reasonable best efforts)

      iii) Verify autoclavability of formulation. Establish excipient ranges

   e) Scale up to 4 Ci (up to 5 runs)                                                3            10
   f) Document experiments and archive data (HPLC traces,                            3            13
      logbooks, etc.)
   Milestone 1 : Complete Technology Transfer                                        0            16

2. Activity 2- Reformulation and Purification

   a) Develop HPLC Separation Method                                                 6             4
   b) Develop Automation: sample transfer and collection                             4             4
   c) Develop compatibility of HPLC collected fraction with                          2             4
      Formulation. Establish excipients
   d) IQ/OQ and validate autoclave.                                                  5             4
   e) IQ/OQ/PQ for HPLC and equipment.                                               6            16
   f)  Draft Master Batch Record for Molecular Insight approval.                     2            19
   Milestone 2: Complete Reformulation and Purification                              0            21

3. Activity 3- Develop Dispensing Equipment

   a) Develop dispensing setup for 30 vial capability                               10             9
      - IQ/OQ/PQ Dispensing
      - Seal and crimp

   b) Develop container/ closure system                                              8            11
      - Complete closure test and integrity
      - Complete recoverability of dose from Container Test
   c) Establish Class 100 conditions for dispensing box at vial                      1            19
      opening.

   d) IQ/OQ/PQ Shielded boxes (SB)                                                   2            20
      - calibrate gauges
      - establish airborne I-123 detection system
   e) IQ/OQ/PQ Laminar Air Flow (LAF) Assembling Area.   .                           2            20
   f) Initiate Environmental Monitoring in LAF, SB and                               3            20
      Controlled Access Room,
   Milestone 3: Complete Dispensing Equipment Development                            0            22

4. Activity 4- Develop Q.C. Test Methods

   a) HPLC Method for Final Product.                                                 4            22
      - verify                      1) BMIPP
                                    2) UDCA
                                    3) Any other identified
                                 impurities as per specifications in
                                 Schedule F.
      -   establish 1) Radiochemical Purity
                     2) Chemical purity - Quantitative method
      Note: this is a method transferred from Molecular Insight
      -   Write and approve Standard Test Method (STM)
   b) IQ/OQ/PQ Dose Calibrator                                                       2            26
       Write and Approve STM
   c) Gamma Spectroscopy                                                             1            26
      -   Calibration Protocol
      -   NIST traceability
      -   159 keV Identification (ID) for I-123
      -   Write.and approve STM
   d) Endotoxin Test (USP)                                                           1            28
      -   Dilution to overcome Inhibition/Enhancement
      -   Maximum valid dilution
      -   Qualification of test method
      -   Write and approve STM
   e) Sterility Test (USP)                                                           1            28
      -   Establish sampling size
      -   Write and approve STM
   f) Product Release Form (PRF)                                                     1            29
      -   Identify all documents necessary for batch release
   Milestone 4: Complete QC Test Methods Development                                 0            30

5. Activity 5- Validation of New Process

   a) Write and approve Master Validation Plan                                       8             4
      -    Equipment: Analytical and Process
      -    Analytical Methods
      -    Process
      -    Final Product Stability
   b) Method Transfer Validation                                                     6            30
      -    Analytical Methods
      -    References Standards (shelf-life; ID)
      -    Precursor (ID; shelf-life)

   c) Validation Protocols                                                           2            36
   d) Six Process Runs to fine tune process                                          6            28
   e) Train Operators                                                                6            28
      - 3 Production technicians

      - 3 QC/QA

      - 2 Packaging
   Milestone 5: Complete Validation of New Process                                                34

6. Activity 6- Perform GMP Equivalency Run (Validation Runs)                         3            34

   a) Perform three runs (1 Ci of I-123)                                             3            37
   b) Compile all data for validation files                                          0            40
   Milestone 6: Complete Validation Runs

7. Activity 7- Prepare Development Report

   a) Document all experimentation                                                   6            31
   b) Archive all data/logbooks                                                      6            31
   c) Write and approve Development Report                                           6            39
      - Process Description and Development

      - Master Formula

      - Impurities profiles (standards to be provided by

        Molecular Insight)
      - Excipient Ranges

      - Final Product Specifications

      - Scale-Up rationale

      - Equivalence to previous formulation ( to be done in conjunction with Molecular Insight at their cost)

      - Qualification of Reference Standards to be done by Molecular Insight

      - Precursor made under cGMPs to be provided by Molecular Insight

      - Analytical Method and Validation to be done by Molecular Insight

      - Bioburden Profiles for Raw Material

      - Environmental data - house isolates

      - Molecular insight to provide stability indicating methods for final product

      - Define Utilities

      - Cleaning Protocol
   Milestone 7: Submit Development Report                                                         45

8. Activity 8- DMF / CMC Package

   a) Provide SOPs/STMs for CMC section of NDA                                       3            37
   b) Provide flowcharts                                                             3            37

   c) Establish Review and Approval responsibility for                               3            37
      documents
   d) Establish Recall procedure                                                     3            37
   e) Establish responsibilities of                                                  3            37
      1) Deviations

      2) Change Control

      3) Product Release

      4) Failure Investigation

      5) Out-of-Spec Investigation

      6) Draft required procedures

   Milestone 8: DMF/CMC Package Complete                                                          40

9. Activity 9- Prepare for PAI

   a) audit for cGMP compliance (with customer)                                      3            40

   b) Review findings and establish action plan                                      3            40

   c) Review costs of ongoing and enhanced compliance (to be                         3            40
      billed to Molecular Insight as required)

      NOTE: PAI readiness will
      require additional staffing and/or consultants that will be charged to Molecular Insight.
   Milestone 9: Ready for PAI                                                                     43

   Pcdocs 62635

                                   SCHEDULE B

              FACILITY RESOURCES FOR CONTRACT MANUFACTURE OF BMIPP

THE FOLLOWING EQUIPMENT IS USED TO MANUFACTURE BMIPP:

-     Laminar Flow Hood for reagent and equipment preparation

-     Three Lead shielded glove boxed with HEPA filtration and Nuclear
      Ventilation

      - Box 1 reaction, separation, formulation box containing semi-preparative automated HPLC for drug substance isolation

      - Box 2 has the function to act as a dispensing area. The dispensing environment is class 100

      - Box 3 is the terminal sterilization box containing an autoclave and a remote handling ball and tong manipulator

- Specialized shielding assemblies are used for the safe transport of formulated unit dose radiopharmaceuticals

-     Fume hood with nuclear ventilation for QC analysis

-     HPLC equipment for QC analysis

-     Dose calibrator

-     Particle check station

-     Gamma Spectroscopy system

-     Refrigerator

SOME GENERAL FEATURES OF THE MANUFACTURING AREA AND SUPPORT SERVICES ARE:

-     The room is environmentally and radiation monitored

- There are waste handling systems in place to deal with chemical waste streams as well as solid and liquid radioactive wastes

-     The entire manufacturing environment is cGMP regulated

- Qualified and trained staff with experience in diagnostic radiopharmaceutical manufacture are employed

-     The entire manufacturing facility is supported by a calibration department

- A fully outfitted microbiology lab is available for microbiological and environmental tests (Most importantly LAL tests for pyrogenicity)

- There is an attached microbiology clean room used for sterility tests and filtration.

-     This clean room contains a class 100 glove box.

NOTE: EQUIPMENT OTHER THAN THAT LISTED ABOVE (SUCH AS HOT CELLS ETC.) MAY BE USED DURING DEVELOPMENT

                                   SCHEDULE C

                         BMIPP PRECURSOR SPECIFICATIONS

Note: 1. Supplied by Molecular Insight Pharmaceuticals and MDS Nordion to do identification only

                                   SCHEDULE D

                       REFERENCE STANDARDS SPECIFICATIONS

Note: 1. Supplied by Molecular Insight Pharmaceuticals and MDS Nordion to do identification only

                               SPECIFICATION SHEET

TCI America, 9211 N Harborgate St,
Portland, OR 97203                 Version Date 3/7/02      Form No. :SS. 057.02

Material            BMIPP (INACTIVE COMPONENT/PRECURSOR)         Code No.: Z3398

Formula: C(22)H(35)IO(2)       Molecular Wt.: 458.42        CAS No.: 116754-87-1

Synonym(s):  15-(p-Iodophenyl)-
3-methylpentadecanoic Acid                     Storage Conditions:<or=4C(degree)

Frequency             Test                                 Acceptance Criteria                        Test Procedure
------------------    ----------------------------------   ---------------------------------------    -----------------------
0,3,6,9, 12,          Appearance                           Colorless or white crystals or powder      SLT QC 339
18,24,36,
48, 60mo

0-60 months           Identification              FTIR     Identical to reference standard            SLT QC 327

After manufacture                                 UV-VIS   Identical to reference standard            SLT QC 371

0 - 60 months                                     HPLC     Retention time corresponds with that of    SLT QC 358
                                                           the reference standard within +/- 3%

0-60 months           Purity Assay (HPLC)                  > or = 95%                                 SLT QC 358

After manufacture     Purity, Melting point                51-56(degree)C                             SLT QC 322

After manufacture     Purity, Water analysis (KF)          Report results                             SLT QC 329

0 - 60 months         Impurities, HPLC Related             < or = 2.0 % any single species            SLT QC 358

0 - 60 months         Methyl 15-(p-Iodophenyl)-3           < or = 0.1%                                SLT QC 358
                      Methylpentadecanoate

After manufacture     Heavy metals                         < or = 20 ppm                              SLT QC 332 (Method II)

After manufacture     Residual Solvents

                                   Hexane                  < or = 290 ppm                             SLT QC 340

                                   Methanol                < or = 3000 ppm                            SLT QC 340

                                   Ethyl Acetate           < or = 5000 ppm                            SLT QC 340

                                   Ethanol                 < or = 5000 ppm                            SLT QC 340

                                   Isopropanol             < or = 5000 ppm                            SLT QC 340
After manufacture     Organic Volatile Impurities

                                   Methylene Chloride      < or = 500 ppm                             SLT QC 340

                                   SCHEDULE E

                              BMIPP SPECIFICATIONS

SPECIFICATION SHEET                                                 Page 1 of 1

                        DRUG PRODUCT SPECIFICATION SHEET

Molecular Insight, 160 Second ST, Cambridge, MA      Version Date       (ACTIVE COMPONENT)
02142                                                 4/13/04

Material                          [(123)I]-BMIPP              CODE NO.: MIP 1000

Formula: C(22)H(35)IO(2)           Molecular Wt.: 454.42    CAS No.: 116754-87-1

Synonym(s):   [(123)I]-15-(p-Iodophenyl)-3-methylpentadecanoic Acid

            TEST                  ACCEPTANCE CRITERIA          TEST METHOD                TESTING SCHEDULE
Appearance                     Clear, Colorless Solution       Visual observation         Test Completed prior
                                                               STM 12                     to release of drug
Radionuclide Identity      Gamma-Photon emission at 159 +/-    Gamma ray Spectroscopy,    Test Completed prior
                            5 keV                              STM 23
                                                                                          to release of drug
Radionuclide Impurity      <or= 2.5% I-125 at TOC              Gamma ray Spectroscopy,    Confirmation Test of
                           <or= 110 (mu)Ci/mL I-125 at TOC     STM 21                     component Nal, After
                                                                                          decay of I-123, 2
                                                                                          weeks after release
Radioactivity                     3.6 to 4.4 mCi/mL            Dose Calibrator            Test Completed prior
Concentration                                                  STM 27                     to release of drug
Radiochemical Identity*       R(r) value between 0.30 to       Normal phase TLC           Test Completed prior
                              0.50
                                                               STM 16                     to release of drug
Radiochemical Purity            >95% as I-123-BMIPP            Reverse phase HPLC         Test Completed prior
                                                               Radiometric detector       to release of drug
                                                               STM 17
Chemical Concentration            0.36 to 0.44 mg/ml           Reverse phase HPLC         Test Completed prior
                                                               UV-VIS detector            to release of drug
                                                               STM 17
Radiochemical Impurity         <or= 5% as free I-123           Reverse phase HPLC         Test Completed prior
                                                               Radiometric detector       to release of drug
                                                               STM 17
Radiometric Assay for       4.5 to 5.5 mCi per (1.25 mL)       Dose Calibrator            Test Completed prior
unit dose vial              at TOC
Osmolarity                                                     STM 11                     to release of drug
                                Ratio to Saline 0.8 to         Osmometer, compare with    Test Completed prior
                                  1.0                          normal saline
                                                               STM 18                     to release of drug

pH                                 Range 8.2 to 9.2            pH paper                   Test Completed prior
                                                               STM 19                     to release of drug
Bacterial Endotoxin        <or=4.0 EU/ml                       Limulus Amebocyte Lysate
                                                               test on diluted drug
                                                               product                    Test Completed prior
                                                               STM 14                     to release of drug

Sterility                  No turbidity or growth              2 week incubation in       Test initiated
                                                               Fluid Thioglycollate       within 24 hours of release
                                                               Medium &
                                                               Trypticase Soy Broth
                                                               STM 13
Package Inspection         No damage                           Visual                     Test Completed prior
                                                               STM 15                     to release of drug

Note: All STM numbers will be changed to equivalent MDS Nordion document numbers.

* This TLC test may be replaced by HPLC.

TOC = Time of Calibration; 1500 h PT, one day after manufacture

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                PRICE SCHEDULE F

1.    FACILITY ESTABLISHMENT FEE:

      This is a one-time fee for the establishment of the facility described in Schedule B.

      PRICE: $[*******] US

      Note: Fee is payable upon signing of the Agreement

2.    MILESTONES PAYMENTS:

   MILESTONE                   DESCRIPTION                  PRICE US$
   ---------                   -----------                  ---------
Milestones 1 & 2     Technology Transfer &                  $[*******].
                     Reformulation and Purification

Milestone 3          Dispensing Equipment                   $[*******].

Milestone 4          QC Test Methods                        $[******].

Milestone 5          Validation of New Process              $[*******].

Milestone 6          GMP Validation Runs                    $[******].

Milestone 7          Development Report                     $[******].

Milestone 8          DMF/CMC Package for                    $[******].
                     BMIPP

Milestone 9          Prepare for PAI                       Not included at this
                                                     time - estimated $[******].

      Notes - [***] of each Milestone payment is due upon signing of the Agreement, [***] when the specific Milestone is commenced and the remainder of each Milestone Payment is due upon completion of the Milestone.

3.    BATCHES FOR PHASE III CLINICAL SUPPLY:

      Price: US$ [******]. per Batch

      Notes - a)   Batch runs are ~30 doses of BMIPP of which 20 are shippable

              b) Payment is due within 30 days of the date appearing on Nordion's invoice.

 Pcdocs62680

                           447 March Road               Tel: +1 613 592 2790
                           Ottawa, ON K2K 1X8           Fax: +1 613 592 6937
                           Canada                       www.mds.nordian.com

[MDS NORDION LOGO]
  Science Advancing Health

May 25, 2005

Molecular Insight Pharmaceuticals Inc.
160 Second Street
Cambridge, Massachusetts
02142
USA

Dear Sirs:

RE: AMENDMENT #1 TO AGREEMENT BETWEEN MDS NORDION, A DIVISION OF MDS (CANADA) INC. (SUCCESSOR TO MDS NORDION INC.) AND MOLECULAR INSIGHT PHARMACEUTICALS INC. DATED THE 14th DAY OF JUNE, 2004

Reference is made to the agreement between MDS Nordion and Molecular Insight Pharmaceuticals Inc., dated the 14th day of June 2004 (the "Agreement").

In consideration of $1.00 and other valuable consideration the receipt of sufficiency of which is hereby acknowledged, the parties desire to extend the terms of the Agreement.

Section 16.1 of the Agreement shall be amended in its entirety and shall read as follows:

                "The term of this Agreement shall commence upon the Effective Date, and unless terminated earlier pursuant to this Agreement, shall expire on December 31, 2006."

All other terms and conditions in this Agreement shall remain in full force and effect.

The foregoing amendment shall be effective as of the date first written above.

If you agree with the foregoing, please execute this agreement in the space provided below.

Sincerely,

                                          We agree this 25th day of May, 2005
MDS NORDION                               MOLECULAR INSIGHT PHARMACEUTICALS INC.

Per: /s/ Gerry Vantellingen               Per: /s/ John E. McCray
     ----------------------------                 ------------------------------
     Name: Gerry Vantellingen                     Name: John E. McCray
     Title: Vice President, Sales                 Title: Chief Operating Officer